REGISTRATION RIGHTS AGREEMENT

        Registration Rights Agreement, dated _________, 1999, by and among Continental Choice Care, Inc, a New Jersey corporation ("CCCI"), and the persons set forth on Schedule A to this Agreement (the "Purchasers"; each, a "Purchaser").

                              W I T N E S S E T H:

        WHEREAS, TelaLink Network, Ltd. ("TelaLink") and CCCI, inter alia, are parties to that certain Agreement and Plan of Merger dated February 5, 1998 (the "Merger Agreement") pursuant to which TelaLink was merged into a wholly-owned subsidiary of CCCI (the "Merger"); and

        WHEREAS, pursuant to the terms of the Merger Agreement, CCCI issued 1,040,000 shares of CCCI's common stock, no par value ("CCCI Common"), to the Purchasers as of the effective date of the Merger (the "Effective Subject Shares"), 600,000 Shares of CCCI Common upon the conversion of TelaLink's Series A Preferred Shares (the "Preferred Conversion Shares"); an additional 1,540,000 shares of CCCI Common (the "Escrow Shares") into an escrow (the "Escrow") created pursuant to the terms of that certain Escrow Agreement dated _________, 1999 (the "Escrow Agreement") and in the event such Escrow Shares are released, an additional 260,000 of CCCI Common shares to be issued (with the Effective Shares and the Preferred Conversion Shares being referred to collectively herein as the "Initial Shares"); and

        WHEREAS, the parties wish to provide for certain registration rights in respect of the Effective Shares, the Preferred Conversion Shares and such number of the Escrow Shares, if any, as may be released from the Escrow (with the Initial Shares and such of the Escrow Shares as may be released from the Escrow being referred to collectively herein as the "Subject Shares"); and

        WHEREAS, pursuant to the terms of a Stock Purchase Agreement by and between CCCI and the shareholders of all of the outstanding Common Stock of TelaLink Acquisitions Corp., a Delaware corporation ("LoanCo"), CCCI issued 150,000 shares of CCCI Common in consideration of the purchase of all of the outstanding common stock of LoanCo.

        NOW, THEREFORE, in consideration of the premises and certain other consideration in hand paid, the parties hereto agree as follows:

1.      DEFINITIONS

        In addition to the capitalized terms defined in the preamble to this Agreement, each of which is incorporated herein by this reference, as used in this Agreement, the following terms shall have the meanings set forth below:

        1.1 "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications, supplements, exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative.

        1.2 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

        1.3 "Demand Registration Request" shall have the meaning assigned to it in subparagraph 3(a) hereof.

        1.4 "Equity Securities" shall mean CCCI Common or capital stock of CCCI exercisable, exchangeable for, or convertible into CCCI Common.

        1.5 "Exchange Act" shall mean the federal Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations, decisions and interpretations promulgated thereunder.

        1.6 "Incidental Registration Request" shall have the meaning assigned to it in subparagraph 2(b) hereof.

        1.7 "Maximum Includable Shares" shall mean the maximum number of Subject Shares, if any, to be offered in a firm commitment underwriting that the managing underwriter or underwriters (collectively the "Managing Underwriter") of the proposed offering, in their good faith judgment, deem it practicable to offer and sell on behalf of selling Purchasers of CCCI, upon the effectiveness of the Registration Statement. In making such judgment, the Managing Underwriters may take into account any adverse effect on the price or terms upon which all securities included in such Registration Statement for the account of CCCI and the Sellers may be sold.

        1.8 "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

        1.9 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government entity or government or any group comprised of one or more of the foregoing.

        1.10 "Prospectus" shall mean any preliminary prospectus and any final prospectus (as the same may be amended or supplemented) which constitutes "Part I" of the Registration Statement filed with the Commission.

        1.11 "Register," "registered" and "registration" refer to a securities registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

        1.12 "Registration Notice" shall have the meaning assigned to it in subparagraph 2(a) of this Agreement.

        1.13 "Registration Statement" shall mean the form and documents required to be filed by an issuer in connection with the registration and sale of securities of such issuer under the Securities Act.

        1.14 "Securities Act" shall mean the Federal Securities Act of 1933, as amended from time to time, and the rules, regulations, decisions and interpretations promulgated thereunder.

        1.15 "Seller" shall mean each holder of Subject Shares for whom Subject Shares are included or proposed to be included in a Registration Statement filed or proposed to be filed by CCCI.


2.      INCIDENTAL REGISTRATION

               (a) Notification of Pending Registration. From and after the earlier of (i) June 30, 2001 or (ii) the date, if any, upon which all of the Escrow Shares shall have been released from the Escrow, and subject to any agreement to which CCCI and Purchaser are parties which otherwise restricts the transfer of securities, whenever CCCI proposes to file on behalf of one or more Sellers and CCCI, or on behalf of any of them, a Registration Statement under the Securities Act on Forms SB, S-1, S-2, or S-3 (or on any other form for the general registration of securities other than a registration statement on Form S-4, S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) with respect to the Equity Securities, CCCI shall give written notice to each Purchaser of such intent (a "Registration Notice") at least 30 days before the filing with the Commission of such Registration Statement. Each Registration Notice shall set forth the intended method of disposition of the Equity Securities proposed to be registered and shall offer to include in such registration such number of Subject Shares then held by the Purchaser as the Purchaser may request.

               (b) Incidental Registration Request. If the Purchaser desires to have Subject Shares held by him registered pursuant to a Registration Notice, the Purchaser shall notify CCCI and each other Purchaser in writing within 20 days after the date of receipt of the Registration Notice, setting forth the number of Subject Shares for which registration is requested by the Purchaser pursuant to this Paragraph 2 and the intended method of disposition thereof (an "Incidental Registration Request"). In no event shall the Purchaser deliver, or CCCI be bound to, an Incidental Registration Request which requests the registration of less than the lesser of (i) 50,000 Subject Shares or (ii) the total number of Subject Shares then held by the Purchaser and eligible for registration under this Agreement.

               (c) Incidental Registration of Subject Shares. Upon receipt of an Incidental Registration Request, CCCI shall thereupon include in such registration, subject to the limitation in subparagraph 2(d) below, the number of Subject Shares proposed to be offered for sale by the Purchaser in accordance with his intended method of disposition as stated in the Registration Request.

               (d) Underwritten Public Offering. If the registration of which CCCI gives written notice pursuant to Section 2(a) is for a public offering involving an underwriting, CCCI agrees to so advise the Purchaser as a part of its written notice. In such event the right of any Purchaser to registration pursuant to this Section 2 shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of such Purchaser's Subject Shares in the underwriting to the extent provided herein. All Purchasers proposing to distribute their Subject Shares through such an underwriting agree to enter into (together with CCCI and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by CCCI, provided that such underwriting agreement is in customary form and is reasonably acceptable to such Purchasers holding a majority of the Subject Shares requested to be included in such registration.

               (e) Maximum Includable Subject Shares. If the Purchaser timely delivers an Incidental Registration Request, CCCI shall, as soon as practicable after the expiration of the 30-day period provided for in subparagraph (b) above, furnish the Purchaser with a written statement from its Managing Underwriter, if any, as to the number of Maximum Includable Shares. If the total number of CCCI Common proposed to be included in such Registration Statement by CCCI and all Sellers exceeds the number of Maximum Includable Shares, each person or entity other than CCCI selling Equity Securities shall reduce the number of Shares to be sold by him or it on a pro rata basis as nearly as practicable provided that all such calculations shall be performed on a fully diluted basis. All Subject Shares and other securities not included in the Maximum Includable Shares and all other Subject Shares not originally requested to be so included shall not be included in such registration and shall be withheld from the public securities markets by the Purchaser for a period which the Managing Underwriter reasonably determines as necessary to effect the underwritten public offering.

               (f) Registration Rights Inapplicable to Certain Transactions. Anything contained in this Agreement to the contrary notwithstanding, the right to require incidental registration of Subject Shares hereunder shall not apply to a Registration Statement relating to an offering solely for the account of security holders of a single corporation or group of corporations, or for the account of CCCI, with respect to securities issued or to be issued by CCCI in connection with the acquisition of the stock or assets, or the merger or consolidation, of such corporation or corporations, by or with CCCI, which Registration Statement is filed by CCCI prior to the closing of such acquisition, merger or consolidation.

               (g) Limitation or Obligations for CCCI. In no event shall CCCI be required to include Subject Shares in an offering of securities, nor otherwise comply with the provisions of this Section 2, on more than two occasions.

3.      DEMAND REGISTRATION

               (a) Demand Registration Request. At any time from and after the earlier of (i) June 30, 2001 or (ii) the date if any, upon which all of the Escrow Shares shall have been released from the Escrow and subject to any agreement to which CCCI and Purchaser are parties which otherwise restricts the transfer of securities, Purchasers holding not less than an aggregate of 500,000 Subject Shares may deliver to CCCI a notice to the effect that they desire to have some or all Subject Shares held by them registered under the Securities Act and such notice shall set forth the number of Subject Shares for which registration is requested pursuant to this paragraph 3 (a "Demand Registration Request"). In no event shall the Purchaser deliver, or CCCI be bound to, a Demand Registration Request which requests the registration of less than the lesser of (i) 200,000 Subject Shares or (ii) the total number of Subject Shares then held by the Purchaser and eligible for registration under this Agreement.

               (b) Notification to Other Purchasers. Upon its receipt of a Demand Registration Request from a Purchaser, CCCI shall promptly give written notice to each other Purchaser that a Demand Registration Request has been made. CCCI shall include in any Registration Statement such other Purchasers' Subject Shares for which CCCI has received Demand Registration Requests to register such Subject Shares within thirty (30) days after the receipt of written notice from CCCI.

               (c) Registration. Upon receipt of a Demand Registration Request, CCCI shall, as expeditiously as is reasonable, effect the registration under the Securities Act of the Subject Shares which CCCI has been requested to register pursuant to the Demand Registration Request to the extent required to permit the transfer by the Purchaser of the Subject Shares sought to be registered in accordance with the intended method of transfer described in the Demand Registration Request. Notwithstanding the foregoing, the right of the Purchaser to require registration under this Paragraph 3 shall not be exercisable (A) less than six (6) months following the date upon which a previous Registration Statement issued in respect of an offering of securities for cash for the account of CCCI shall have become effective, or (B) within six (6) months following the date upon which a Registration Notice is first delivered to the Purchaser if the Registration Statement described therein becomes effective within ninety (90) days following the date of such Registration Notice. Notwithstanding anything to the contrary contained in this subparagraph 3(b), in no event shall the Purchaser be foreclosed from submitting a Demand Registration Request with respect to Subject Shares pursuant to this paragraph 3 for any period of more than 12 months. Notwithstanding anything to the contrary contained in this Section 3, in no event shall CCCI be required to grant a Demand Registration on more than one occasion.

4.      GENERAL

               If and whenever CCCI is required by the provisions of this Agreement to effect the registration of any of the Subject Shares under the Securities Act or include any Subject Shares in any registration, CCCI shall, as expeditiously as reasonably possible:

               (a) Filing of Registration Statement. Prepare and file with the Commission a Registration Statement with respect to the Subject Shares and use its best efforts to cause such Registration Statement to become and remain effective and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the shorter of (i) 90 days or (ii) the completion of the distribution, and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares covered by such Registration Statement in accordance with the intended method of disposition of the Subject Shares as set forth in such Registration Statement for such period.

               (b) Copies of Prospectus. Furnish to each Purchaser such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the securities owned by the Purchaser;

               (c) Blue Sky Registration. (i) Use its best efforts to register or qualify the Subject Shares covered by such Registration Statement under such state securities or blue sky laws as a Seller or the Managing Underwriter may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Subject Shares held by the Purchaser during the period provided in subparagraph 4(a) above, except CCCI shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

               (d) Information Provided to Purchaser. Notify the Purchaser of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to the Purchaser a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

               (e) Opinion of Counsel. Furnish to the Purchaser an opinion of Company counsel reasonably satisfactory to the Purchaser to the effect that a Registration Statement under the Securities Act is then in effect with respect to the Subject Shares and that the Prospectus included therein complies as to form in all material respects, except as to financial statements, including schedules, and other accounting, statistical and financial data, as to which counsel need express no opinion, with the requirements of the Securities Act.

5.      FURTHER TERMS AND CONDITIONS

               The obligations of CCCI and the rights of the Purchaser under this Agreement shall be subject to the following additional terms, conditions and limitations:

               (a) Information Provided by Purchaser. Following any incidental or Demand Registration Request, the Purchaser shall be required to furnish to CCCI and to its counsel all relevant information concerning the proposed method of sale or other distribution by the Purchaser of his Subject Shares, and such other information as CCCI and its counsel may require to prepare and file a Registration Statement in accordance with the applicable provisions of the Securities Act and the rules and regulations promulgated by the Commission thereunder. If requested by CCCI, such information shall be furnished in writing.

               (b) Suspension of Sales by Purchaser. If, at any time when CCCI is required to maintain a Registration Statement effective and current with respect to the Subject Shares held by the Purchaser included within the coverage thereof, any event or events shall occur which would cause the Prospectus contained therein, as then amended or supplemented, to be other than in compliance with the requirements of Section l0 of the Securities Act, CCCI promptly will give notice thereof to the Purchaser and, upon receipt of such notice, the Purchaser shall immediately cease and desist from effecting any sales of the Subject Shares until the Purchaser shall have received notice from CCCI that such sales again may be effected together with copies of a Prospectus which has been amended or supplemented so as to conform to the requirements of said Section 10. Upon the occurrence of any such event, CCCI promptly shall use its best efforts to prepare and file with the Commission a post-effective amendment to the Registration Statement, or a post-effective amendment or supplement to the Prospectus, so that the Prospectus, as so amended or supplemented, will comply with the requirements of Section 10 of the Securities Act. The time periods during which the Registration Statement shall remain effective pursuant to the provisions of subparagraph 4(a) of this Agreement shall be extended by a period of time equal to the period of time during which the Purchaser shall have ceased and desisted from selling Subject Shares in accordance with the terms of this subparagraph.

               (c) CCCI shall not be required to register any Subject Shares on behalf of the Purchaser to the extent such Subject Shares may then be sold without restrictive legend in compliance with all of the terms of Rule 144 under the Securities Act and CCCI takes such steps (including the payment of fees to its legal counsel for the issuance of all necessary opinions and the delivery of all necessary documentation) as are necessary or appropriate to permit the transfer of such Subject Shares under such Rule.

6.      EXPENSES

               If and whenever CCCI includes Subject Shares in any offering or files a Registration Statement on behalf of one or more Purchasers, CCCI shall pay all fees and expenses arising out of or related to the preparation, registration, filing, exchange or Nasdaq listing, distribution, printing, amendment and supplementing of a Registration Statement including, without limitation, all legal and accounting fees, (other than legal fees of Purchaser's counsel in connection with such registration and the underwriting compensation required by the next succeeding sentence to be paid by the Purchasers). Each Seller shall pay its pro rata share of underwriting fees, commissions, expenses, discounts and transfer taxes.

7.      INDEMNIFICATION

        In the event of the registration of any Subject Shares under the Securities Act pursuant to this Agreement, CCCI agrees to indemnify and hold harmless the Purchaser, each underwriter, if any, of the Subject Shares, and each Person who controls such underwriter from and against any and all losses, claims, demands, damages or liabilities, joint or several, to which such indemnitee may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, demands, damages or liabilities (or actions in respect thereof, actual or threatened) arise out of or are based upon any untrue statement of any material fact provided by CCCI and contained in any Registration Statement under which such Subject Shares were registered under the Securities Act, or any Prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arising out of or are based upon the omission or alleged omission by CCCI to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such indemnitee for any legal or any other expenses reasonably incurred by such indemnitee in connection with defending any such loss, claim, demand, damage, liability or action; provided, however, that CCCI will not be liable in any such case to the extent that any such loss, claim, demand, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such Prospectus or preliminary prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to CCCI by the Purchaser, underwriter or controlling Person and provided further, however, that this indemnification with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter (or any person who so controls such underwriter) for any such loss, claim, demand, damage, liability or action asserted by a Person who purchased any Subject Shares from such underwriter if a copy of the final Prospectus was not delivered or given to such Person by such underwriter at or prior to the written confirmation of the sale to such Person.

        In the event of the registration of any Subject Shares under the Securities Act pursuant to this Agreement, the Purchaser agrees to indemnify and hold harmless and to use its best efforts to cause each underwriter, if any, of such Subject Shares and each Person who controls the Purchaser or any such underwriter to indemnify and hold harmless CCCI, each Person who controls CCCI, each of its officers who signs the Registration Statement, and each director and officer of CCCI from and against any and all losses, claims, demands, damages or liabilities, joint or several, to which such indemnitee may become subject under the Securities Act or the common law or otherwise insofar as such losses, claims, demands, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Subject Shares were registered under the Securities Act, any Prospectus or preliminary prospectus contained therein, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with, information furnished to CCCI by the Purchaser, controlling Person or underwriter, specifically for use in connection with the preparation thereof; and will reimburse each such indemnitee for any legal or other expenses reasonably incurred by it in connection with defending any such loss, claim, demand, damage, liability or action.

        Promptly after receipt by an indemnitee of notice of the commencement of any action, such indemnitee will, if a claim in respect thereof is to be made against an indemnitor, give written notice to such indemnitor of the commencement thereof, but the omission so to notify the indemnitor will not relieve such indemnitor from any liability which it may have to any indemnitee other than pursuant to the provisions of this Paragraph 7. In case any such action is brought against any indemnitee, and such indemnitee notifies any indemnitor of the commencement thereof, such indemnitor will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnitor similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnitee and after notice from the indemnitor to such indemnitee of its election so to assume the defense thereof, the indemnitor will not be liable to such indemnitee for any legal or other expenses subsequently incurred by such indemnitee in connection with the defense thereof, other than the reasonable cost of investigation.

        CCCI and the Purchaser agree that, and the Purchaser agrees to use its best efforts to cause each underwriter, if any, of Subject Shares and each Person who controls the Purchaser or any such underwriter to agree that if the indemnification to be provided above is unavailable or insufficient to hold harmless an indemnified party as provided above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, demands, damages or liabilities referred to above in such proportion as is appropriate to reflect the relative fault of CCCI, the Purchaser and the underwriters, if any, in connection with the statements or omissions which resulted in such losses, claims, demands, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CCCI, the Purchaser; or to the underwriters' and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, demands, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this paragraph. Notwithstanding the provisions of this paragraph, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Subject Shares underwritten by it, and offered and distributed to the public, exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.      ASSIGNMENT

        In no event shall this Agreement or the rights granted hereby be assigned by the parties, except by the express written consent of each Purchaser with respect to a proposed assignment by CCCI or in accordance with the provisions of Section 11(a) hereof.

9.      GOVERNING LAW

        In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made and performed in such state, and any applicable laws of the United States of America.

10.     NOTICES

        Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any party by any other, or whenever any party desires to give or serve upon another party communication with respect to this Agreement, each such notice, demand, request, consent, approval, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        (a) If to the Purchaser, at the address of such Purchaser appearing on the books and records of CCCI.

        (b)    If to CCCI, at

               Continental Choice Care, Inc.
               P.O. Box 99
               25-B Vreeland Road, Suite 201
               Florham Park, New Jersey
               Attn:  President

               With copies to

               Reed Smith Shaw & McClay LLP
               One Riverfront Plaza
               Newark, New Jersey  07102

               Attn:  Gerard S. DiFiore, Esq.


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) days after the same shall have been deposited in the United States mail for overnight delivery or delivered to a courier service for overnight delivery. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.     MISCELLANEOUS

               (a) Notwithstanding the restriction set forth in Section 8 hereof, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Purchaser. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns; provided, however, that (i) registration rights under this Agreement may only be assigned in connection with a transfer by a Purchaser of at least 100,000 Subject Shares and (ii) such assignment shall not be effective unless and until notice of the assignment has been delivered to CCCI.

               (b) None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the parties hereto.

               (c) The paragraph headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               (d) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (e) The preamble to this Agreement and each schedule, annex and exhibit to this Agreement are incorporated into this Agreement by this reference as if set forth herein in their entirety.

        IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.


CONTINENTAL CHOICE CARE, INC.


By:
    ------------------------------
    Steven L. Trenk, President


PURCHASERS

Benchmark Equity Group, Inc.

By:
    -------------------------------
    Frank M. DeLape, President


-----------------------------------
Harry S. Bennett


-----------------------------------
Edward Bridges


-----------------------------------
Christopher Efird


TRIDENT III, LLC

By:
   --------------------------------

                                   Schedule A

                                   Purchasers


Name                                Address

Benchmark Equity Group, Inc.        700 Gemini
                                    Houston, TX   77058



Harry S. Bennett                    30 Butternut Lane
                                    Basking Ridge, N.J.  07920



Edward Bridges                      1655 North Fort Myer Drive
                                    Arlington, VA  22209



Christopher Efird                   5202 Stamper Way
                                    Houston, TX   77056



Frank M. DeLape                     700 Gemini
                                    Houston, TX   77058



Trident III, LLC                    c/o Benchmark Equity Group, Inc.
                                    700 Gemini
                                    Houston, TX 77058